EXHIBIT 10.15

Second Amendment to Lease

This Second Amendment to Lease (“Amendment”) is by and between FC Skokie PQ, LLC, a Delaware limited liability company (“Landlord”), and Exicure, Inc., a Delaware corporation (formerly known as AuraSense Therapeutics, LLC) (“Tenant”) and is executed as of the 26th day of May, 2016.

WHEREAS, FC Skokie SPE, LLC, a Delaware limited liability company, Landlord’s predecessor in interest, and Tenant entered into that certain Lease dated as of February 13, 2012, as amended by that certain First Amendment to Lease dated as of March 31, 2014 (collectively, the “Lease”), with respect to certain premises consisting of 9,216 rentable square on the fourth (4th) floor (the “Premises”) of the building known and numbered as 8045 Lamon Avenue (the “Building”) in the Illinois Science + Technology Park, Skokie, Illinois (the “Park”).

WHEREAS, Tenant desires to expand the Premises to include additional space on the First (1st) Floor of the Building, and otherwise amend the Lease, as set forth herein.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. Defined Terms. All capitalized terms used herein and not herein defined shall have the meanings set forth in the Lease.

2. Second Amendment Expansion Premises. Effective as of May 1, 2016, the term “Premises” set forth in Section 1.3 of the Lease shall be deleted in its entirety and replaced with the following:

“Premises: 11,988 rentable square feet (“rsf”), consisting of (i) Suite Two comprising approximately 8,791 rsf on the Fourth (4th) Floor of the Building (“Suite Two”), (ii) conference room space comprising approximately 425 rsf on the Fourth (4th) Floor of the building located between the washrooms and the atrium (the “Conference Room”), and (iii) Suite Q1202 comprising approximately 2,772 rsf located on the First (1st) Floor of the Building (the “Second Amendment Expansion Space”), all as set forth on Exhibit B-1 attached hereto.”

3. Term. The Term for the Second Amendment Expansion Space shall be co-terminus with the existing Premises.

4. Annual Fixed Rent/Rent Commencement Date. Annual Fixed Rent and Annual Fixed Rent Escalation for the Second Amendment Expansion Space shall be on the same terms and conditions as the Section 1.3 of the Lease. The Rent Commencement Date for the Second Amendment Expansion Space shall be June 1, 2016.

5. Termination Option: The terms and conditions of Tenant’s Termination Option set forth in Section 2.7 of the Lease shall also apply to the Second Amendment Expansion Space.

6. Authority. Tenant warrants and represents that (a) Tenant is duly organized, validly existing and in good standing under the laws of the jurisdiction in which such entity was organized; (b) Tenant has duly executed and delivered this Amendment; (c) the execution, delivery and performance by Tenant of this Amendment (i) are within the powers of Tenant, (ii) have been duly authorized by all requisite action, (iii) will not violate any provision of law or any order of any court or agency of government, or any agreement or other instrument to which Tenant is a party or by which it or any of its property is bound, and (iv) will not result in the imposition of any lien or charge on any of Tenant’s property, except by the provisions of this Amendment; and (d) this Amendment is a valid and binding obligation of Tenant in accordance with its terms. This warranty and representation shall survive the termination of the Lease.

Landlord warrants and represents that (a) Landlord is duly organized, validly existing and in good standing under the laws of the jurisdiction in which such entity was organized; (b) Landlord has duly executed and delivered this Amendment; (c) the execution, delivery and performance by Landlord of this Amendment (i) are within the powers of Landlord, (ii) have been duly authorized on behalf of Landlord by all requisite action and (iii) will not violate any provision of law or any order of any court or agency of government, or any agreement or other instrument to which Landlord is a party or by which it or any of its property is bound; and (d) this Amendment is a valid and binding obligation of Landlord in accordance with its terms. This warranty and representation shall survive the termination of the Lease.

7. Right of First Refusal: Tenant shall continue to have the Right of First Refusal consistent with Section 2.6 of the Master Lease.

8. Landlord’s Work. Landlord at its sole expense will make the following improvements to the Expansion Premises. Such work will be completed prior to the Expansion Premises Lease Commencement.

•	Improve the lighting in the premises

•	Repair areas of damage to dry wall and paint.

9. Brokerage. Each party represents and warrants to the other that it has had no dealings with any broker or agent other than the CBRE, Inc. (“Broker”) in connection with this Amendment and shall indemnify and hold harmless the other from claims for any brokerage commission (other than by the Broker) arising out a breach of the foregoing representations. Landlord shall be responsible for any commission due to the Broker pursuant to the terms of a separate agreement.

IN WITNESS WHEREOF, the Landlord and Tenant have executed this Amendment under seal as of the date first noted above.

LANDLORD:

FC SKOKIE SPE, LLC, a Delaware limited liability company

By:	FC Skokie, LLC, a Delaware limited liability company, its sole member

By: FC Skokie-Pavilion, LLC, a Delaware limited liability company, its sole member

By: F.C. Pavilion, L.L.C., an Ohio limited liability company, its sole member

By: Forest City Commercial Group, Inc., an Ohio corporation, its managing member

By: /s/Michael Farley
Name: Michael Farley
Title: V.P.

TENANT:

EXICURE, INC., a Delaware corporation

By:	/s/David. S. Snyder
Name:	David S. Snyder
Title:	C.F.O

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